UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 11, 2009
LAM RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-12933 (Commission File Number)	94-2634797 (IRS Employer Identification Number)
4650 Cushing Parkway
Fremont, California 94538
(Address of principal executive offices including zip code)
(510) 572-0200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Compensatory Arrangements of Certain Officers.
Adoption of Performance Goals For Calendar Year 2009 under the Company’s 2008/2009 Multi-Year Incentive Program
     The Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Lam Research Corporation (the “Company”) established performance factors and target amounts for the first six months of 2009 under the Company’s 2008/2009 Multi-Year Incentive Program (the “2008/2009 MYIP”), a program under the Company’s 2004 Executive Incentive Plan (the “EIP”), for Martin B. Anstice, Richard A. Gottscho, Abdi Hariri, and Ernest E. Maddock. A similar recommendation by the Committee with respect to Stephen G. Newberry was also approved by the independent members of the Board.
     Awards under the 2008/2009 MYIP will vest, to the extent earned, and be paid in cash in 2010. For the first six months of 2009, the performance factor is a metric related to ongoing operating cash flow. The multiplier resulting from achievement of this factor may be additionally enhanced by a stock price performance multiplier. Actual payouts may vary from 0 to 2.5 times target amounts.
Adoption of 2009/2010 Long-Term Incentive Program
     The Committee also authorized a 2009/2010 Long-Term Incentive Program (the “2009/2010 LTIP”) covering calendar years 2009 and 2010, and set 2009 target amounts under the program for Mr. Anstice, Dr. Gottscho, Mr. Hariri and Mr. Maddock. A similar recommendation by the Committee with respect to Mr. Newberry was approved by the independent members of the Board.
     The 2009/2010 LTIP has two components: (1) a cash component pursuant to a 2009/2010 Multi-Year Incentive Program (the “2009/2010 MYIP”) established under the EIP, and (2) an equity component (the “2009 Long-Term Equity Component”) governed by the Company’s 2007 Stock Incentive Plan. Under the 2009/2010 LTIP, one-half of the target amount is allocated to the 2009/2010 MYIP and the other half to the 2009 Long-Term Equity Component .
     Accruals under the 2009/2010 MYIP will be based on the Company’s performance during calendar years 2009 and 2010, and awards will vest, to the extent earned, and be paid in cash in 2011. The performance factor for the first six months of 2009 under the 2009/2010 MYIP is the same as that for the first six months of 2009 under the 2008/2009 MYIP. Actual payouts may vary from 0 to 2.5 times target amounts.
     Under the 2009 Long-Term Equity Component, each named executive officer received, on February 26, 2009, a grant of restricted stock units (“RSUs”) and a stock option grant. The number of RSUs granted equals one-half of the target amount allocated to the 2009 Long-Term Equity Component divided by $20.21, the closing price of the Company’s common stock on the grant date. Each named executive officer also was granted a stock option covering 2.5 shares of the Company’s common stock for each RSU granted. The stock options have an exercise price equal to $20.21, the closing price of the Company’s common stock on the grant date, and will have a five-year term. The RSUs and options will vest on the second anniversary of the grant date.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 2, 2009

LAM RESEARCH CORPORATION
By:	/s/ Sarah O'Dowd, Esq.
Sarah O'Dowd, Esq.
Group Vice President and Chief Legal Officer